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                                                                   Exhibit 10.27
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                             STOCK OPTION AGREEMENT
                             ----------------------

     This STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as
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of December 1, 1999, by and between Matthews Studio Equipment Group, a
California corporation (the "Company"), and Anil Sharma, an individual (the
                             -------
"Optionee").
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                                  WITNESSETH:

     WHEREAS, the Company has agreed to grant to Optionee non-qualified options to purchase one hundred fifty thousand (150,000) restricted shares of common stock of the Company outside of the Matthews Studio Equipment Group 1994 Stock Option Plan (the "Plan"); and
                  ----

     WHEREAS, the Company and Optionee wish to more fully set forth the terms of these options issued to Optionee outside the Plan by entering into this Agreement;

     NOW THEREFORE, it is agreed by and between the parties hereto as follows:

     1. Subject to the terms set forth below, the Company hereby evidences and confirms the grant to Optionee of options (the "Options") to purchase two
                                                -------
hundred thousand (200,000) restricted shares of the Company's Common Stock at an exercise price of Three Dollars and 375/1000 Dollars ($3.375) per share (the "Option Shares").
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     2.  The Options shall vest in three (3) installments, with the first installment of sixty-six thousand six hundred sixty-six (66,666) Options to vest on November 30, 2000, the second installment of sixty-six thousand six hundred sixty-six (66,666) Options to vest on November 30, 2001 and the third installment of sixty-six thousand six hundred sixty-seven (66,667) Options to vest on November 30, 2002, provided that Optionee's employment with the Company remains uninterrupted for the twelve-month period preceding the respective vesting date. The foregoing vesting schedule notwithstanding, all Options shall vest (i) immediately prior to the consummation of a merger, consolidation or other reorganization of the Company into or with another entity which is not an Affiliate (as defined below) of the Company, or (ii) on the date on which Optionee's employment is terminated by the Company for a reason other than (a) death, Disability (as defined below), or (c) for "cause" (the term "cause" is as
                                                                    -----
described in the Employment Agreement dated of even date herewith between the Company and Optionee, as same may be amended from time to time (the "Employment
                                                                     ----------
Agreement")). The term "Disability" as used herein shall mean the mental or
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physical incapacity or inability of Optionee to fully discharge Optionee's duties under the Employment Agreement.  The term "Affiliate" shall mean, with
                                                  ---------
respect to any person or entity, any other person or entity which, directly or indirectly through one or more intermediaries, is in control of, is controlled by or is under common control with, such person or entity. "Control of",
                                                             ----------
"controlled by" and "under common control with" mean the possession directly or
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indirectly, of the power to direct or cause the direction of the management policies of a person or entity, by contract or credit arrangement, as trustee or executor, or otherwise. The term "Affiliate" includes, but is not limited to,
                                   ---------
each and every subsidiary of the Company.

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     3.  The Options shall expire on the earlier of (i) November 30, 2009, or
(ii) immediately subsequent to the consummation of a merger, consolidation or other reorganization of the Company into or with another entity which is not an Affiliate of the Company; and in any event the Options are subject to earlier cancellation or termination as provided in this Agreement. In no event may Options be exercised after the expiration date specified in the preceding sentence. The Options shall be exercised only with respect to full shares of Common Stock; no fractional shares of stock shall be issued.

     4. The Options are nonstatutory options and do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     5. Any vested and unexercised Options automatically shall terminate and have no further force or effect whatsoever (i) upon the termination of Optionee's employment by the Company for "cause" (the term "cause" is as defined in the Employment Agreement), or (ii) upon Optionee's termination of employment with the Company in breach of the Employment Agreement, or (iii) upon Optionee's termination of employment with the Company to become associated with a competitor of the Company. Except as set forth in Section 2(ii) above, any
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Options which shall not have vested on the date Optionee's employment with the
Company terminates (regardless of whether such termination is for "cause", to become associated with a competitor or by reason of death or Disability), shall automatically be terminated and have no further force or effect.

     6. If Optionee ceases to be an employee of the Company by reason of Disability, all vested and unexercised Options shall be exercisable by Optionee, his guardian or other authorized legal representative within the period of one
(1) year following the date of cessation of employment. In the event cessation of employment shall be because of death, all vested and unexercised Options shall be exercisable within the period of one (1) year following the date of death by the estate of Optionee or by the person or persons to whom Optionee's rights under the Options shall pass by Optionee's will or the laws of descent and distribution. If Optionee ceases to be an employee of the Company under circumstances other than (i) termination for "cause" as described in Section 5,
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(ii) such termination being in breach of the Employment Agreement, (iii) to become associated with a competitor of the Company or (iv) due to Disability or death, as described above in this Section 6, all Options which on the date of
                                  ---------
such termination are vested and remain unexercised shall be exercisable within three (3) months following such date of termination. (For clarification purposes, Options that become immediately vested pursuant to Section 2(ii) above
                                                             -------------
shall also be exercisable within three (3) months following the date of termination.) All vested but unexercised Options shall terminate at the end of the one-year or three-month period described in this Section 6, provided that in
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no event may Options be exercised after the expiration date specified in Section
                                                                         -------
3 above.
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     7.  In order to exercise the Options, in whole or in part, Optionee shall give written notice to the Company, specifying the number of Option Shares to be purchased and the purchase price being paid, and accompanied by payment of the purchase price. Such purchase price may be paid in cash or by a certified check or cashier's check payable to the Company. Alternatively, the Options may be exercised in whole or in part by delivering a properly executed notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding

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taxes, and such other documents as the Company may determine. Upon receipt of payment, the Company shall deliver to Optionee (or other person entitled to exercise the Options) a certificate or certificates for the Option Shares.

     8. Optionee shall be required to pay in cash to the Company the amount of any taxes the Company is required by law to withhold with respect to the exercise of the Options. If any provision of this Agreement is determined not to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), as then applicable to any such
                                       ---
transaction so that Optionee would be subject to liability under Section 16(b) of the Act, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and Optionee shall be deemed to have consented to such construction or amendment. In the event that, at Optionee's request, the Company agrees to a transaction involving the withholding of shares of the Company's Common Stock in lieu of a payment from Optionee, the shares to be withheld shall be valued at the "fair market value". The "fair market value" of a share of Common Stock on a specified date shall be the mean between the high "bid" and low "ask" prices for shares of Common Stock on such date in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (or other quotation service) or, if such shares are then traded on a national stock exchange, the closing price of the Common Stock on such date on such national stock exchange.

     9. During the lifetime of Optionee, the Options shall be exercisable only by Optionee or, if Optionee is disabled, by his guardian or other authorized legal representative (regardless of any community property interest of Optionee's spouse, if any). If Optionee's spouse has acquired a community property interest in any Option, Optionee or his permitted successor in interest may exercise the Option on behalf of Optionee's spouse or the spouse's successor in interest. Except as otherwise provided in Section 6 and this Section, the
                                             ---------
Options shall not be assigned, transferred, pledged, hypothecated in any way or otherwise disposed of (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

     10. The Options shall not be exercisable and no Option Shares will be delivered hereunder except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with withholding tax requirements and with the rules of all stock exchanges and/or The Nasdaq Stock Market on or with which the Company's Common Stock may be listed. Any share certificate issued to evidence Option Shares for which the Options are exercised may bear such legends and statements as the Company shall deem advisable to assure compliance with federal and state laws and regulations. No Options shall be exercisable, and no Option Shares shall be delivered hereunder, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Company may deem advisable. In the case of the exercise of the Options by a person or estate acquiring the right to exercise the Options by bequest or inheritance, the Company may require reasonable evidence as to the ownership of the Options and may require consents and releases of taxing authorities that it may deem advisable.

     11. In connection with the parties' execution of this Agreement, Optionee shall execute and deliver to the Company an Investor's Certificate in form and substance satisfactory

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to the Company. Any other person or persons entitled to exercise the Options under the provisions of this Agreement shall also furnish to the Company the same documentation, should the Company require.

     12. In the event of any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital stock of the Company, there shall be substituted for or added to each Option Share theretofore appropriated for the purposes of this Agreement or thereafter subject, or which may become subject to an Option under this Agreement, the number and kind of Option Shares, stock or other securities into which each outstanding Option Share shall be so changed or for which each such Option Share shall be exchanged or to which each such Option Share shall be entitled, as the case may be. Outstanding Options shall be appropriately amended as to price and other terms in a manner consistent with the aforementioned adjustment to the Option Shares or the Company's Common Stock subject to this Agreement. Adjustments under this
Section 12 will be made by the Company's Board of Directors, whose determination
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as to what adjustments will be made, and the extent thereof, will be final, binding and conclusive.

     13. Nothing contained in this Agreement shall confer upon Optionee any right to the continuation of his employment or limit in any way the right of the Company to terminate his employment at any time. Neither Optionee nor any other person legally entitled to exercise the Options will be entitled to any of the rights or privileges of a shareholder of the Company in respect of any Option Shares issuable upon any exercise of Options unless and until a certificate or certificates representing such shares has actually been issued and delivered to him.

     14. This Agreement shall be construed and enforced in accordance with the laws of the State of California, and shall be binding upon and inure to the benefit of any successor or assign of the Company and any permitted assign of Optionee, and any executor, administrator, legal representative, legatee, or distributee entitled by law to exercise Optionee's rights hereunder.

     15. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall be deemed not to affect any other provision of this Agreement, but this Agreement shall be construed as if such provision held to be invalid or illegal or unenforceable had never been contained herein and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              MATTHEWS STUDIO EQUIPMENT GROUP



                               By:/s/ Carlos D. DeMattos
                                 ----------------------------------
                                         Carlos D. DeMattos,
                                        Chairman of the Board



                               /s/ Anil Sharma
                               ------------------------------------
                                         ANIL SHARMA

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